UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020
SOUTHWEST AIRLINES CO.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
_________________________________		___________
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement
The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 12, 2020, Southwest Airlines Co. (the “Company”) entered into a new $1.0 billion 364-day term loan credit facility agreement (the “364-Day Credit Agreement”) with a syndicate of lenders identified in the 364-Day Credit Agreement that was drawn in full on the closing date. JPMorgan Chase Bank, N.A. acts as administrative agent under the 364-Day Credit Agreement. The 364-Day Credit Agreement matures in full on March 11, 2021, and is subject to mandatory prepayment requirements with the net proceeds of certain capital market transactions that may occur prior to its maturity.
As of the date hereof, there is $1.0 billion outstanding under the 364-Day Credit Agreement. Generally, amounts outstanding under the 364-Day Credit Agreement bear interest at interest rates based on either the LIBOR rate (selected by the Company for designated interest periods) or the “alternate base rate” (being the highest of (1) the Wall Street Journal prime rate, (2) one-month adjusted LIBOR (one-month LIBOR plus a statutory reserve rate) plus 1%, and (3) the New York Fed Bank Rate, plus 0.5%). The underlying LIBOR rate is subject to a floor of 0% per annum and the “alternate base rate” is subject to a floor of 1% per annum. The Company is required to pay certain fees in connection with the 364-Day Credit Agreement.
The 364-Day Credit Agreement contains customary representations and warranties, covenants, and events of default. The 364-Day Credit Agreement is not secured but requires the Company to maintain a specified ratio of (x) adjusted net income (before interest, taxes, depreciation, amortization, and aircraft rental expense) less cash dividends to (y) interest and aircraft rental expense, and to maintain a separate unencumbered pool of aircraft with a defined value during the term of the 364-Day Credit Agreement. Amounts outstanding under the 364-Day Credit

Agreement may be accelerated upon the occurrence of an event of default. The 364-Day Credit Agreement is for a term of 364 days with no option to extend or increase.
The 364-Day Credit Agreement has been filed herewith to provide investors with the agreed upon terms of the transactions described in this Form 8-K. The 364-Day Credit Agreement is not intended to be a source of factual, business, or operational information about the Company or its subsidiaries. The representations, warranties, and covenants contained in the 364-Day Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.
The description of the 364-Day Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, a copy of which is attached to this report as Exhibit 10.1.
Capitalized terms used but not defined herein have the meanings ascribed to them in the 364-Day Credit Agreement.
In addition, on March 16, 2020, the Company drew down the full $1.0 billion on its $1.0 billion unsecured revolving credit facility expiring in August 2022.
Item 7.01    Regulation FD Disclosure.
The Company is withdrawing its previous 2020 financial guidance due to the rapidly changing environment as the COVID-19 pandemic evolves, and is providing the following updates.
The Company has experienced more dramatic declines in passenger bookings in March and second quarter 2020, as well as an unprecedented increase in close-in trip cancellations. The Company has recently experienced several days of net negative bookings, primarily in March and April 2020, where trip cancellations outpaced new passenger bookings. The Company's month-to-date load factor through March 15, 2020, was approximately 67 percent, with recent days trending toward 50 percent. As the impact of the COVID-19 pandemic grows, and based on current booking and cancellation trends, we expect revenue trends for the remainder of March and second quarter 2020 to deteriorate further.
Given the continued uncertainty of revenue trends attributable to the COVID-19 pandemic, the Company has taken several actions to help manage the near-term financial impacts. The Company will soon reduce its published flight schedules, which will reduce available seat miles (ASMs, or capacity) by at least 20 percent for the time period April 14, 2020 through June 5, 2020. These flight schedule reductions are in addition to the Company's existing capacity impact due to the Boeing 737 MAX groundings. The Company continues to evaluate further flight schedule reductions.
The Company is also instituting a hiring freeze; offering voluntary leave options for Employees; and aggressively evaluating all capital spending, discretionary spending, and all non-essential costs for near-term cost reductions or deferrals.
The Company’s investment-grade balance sheet and long-standing financial health has provided ready access to capital markets and bank financing. As announced recently, the Company issued $500 million of unsecured debt. As discussed in Item 2.03 above, on March 12, 2020, the Company entered into a $1.0 billion term loan credit facility agreement. In addition, as discussed in Item 2.03 above, the Company has drawn down the full $1.0 billion under its $1.0 billion revolving credit facility expiring in August 2022. Including these financing transactions, the Company’s current unrestricted cash balance is estimated to be approximately $6.2 billion. The Company currently has approximately 525 unencumbered aircraft valued at approximately $10 billion.

Upon completion of its current share repurchase program, the Company will have approximately $765 million remaining under its May 2019 $2.0 billion share repurchase authorization, and will suspend further share repurchases.
As it is difficult for the Company to estimate the duration and severity of the impact from the COVID-19 pandemic, the Company is actively pursuing additional opportunities to preserve cash, bolster liquidity, and improve its near-term working capital position to protect its business and restore long-term financial strength.
The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial position, outlook, and projected results of operations, including factors and assumptions underlying the Company’s projections, in particular COVID-19; (ii) the Company’s capacity expectations, including factors and assumptions underlying the Company's expectations, in particular COVID-19; and (iii) the Company's expectations with respect to liquidity. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of disease, changes in consumer behavior, economic conditions, governmental actions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors, fuel prices, and other factors beyond the Company's control, on the Company's results of operations; and (ii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

10.1
$1,000,000,000 364-Day Credit Agreement among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Bank of America, N.A., and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, dated as of March 12, 2020.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

March 16, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)